UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017 (July 25, 2017)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 26, 2017, SITO Mobile, Ltd., (the “Company”) received a purported notice (the “Notice”) of default and acceleration of obligations under that certain Revenue Sharing and Note Purchase Agreement (the “Loan Agreement”), dated October 3, 2014 (and as amended March 1, 2016), by and among the Company, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co. LLC, and CF DB EZ LLC. As of June 30, 2017, there was approximately $4.5 million aggregate principal amount outstanding under the Loan Agreement. In addition, the Loan Agreement provides that the Revenue Purchaser (as defined in the Loan Agreement) is entitled to a revenue stream deriving from the Company’s patents, of up to (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter, which could also be subject to acceleration following the occurrence of a bona fide Event of Default.

The purported notice of default alleges, without merit, that the Company had undergone a Change of Control under the terms of the Loan Agreement and has breached its obligations to provide timely information with respect to the Company’s intellectual property to the holders of notes under the Loan Agreement, in addition to other alleged minor technical and curable defaults. In fact, no Change of Control within the meaning of the Loan Agreement has occurred and the Company is in the process of providing fulsome and timely disclosure to the holders of the Notes in response to a request received four business days prior to the purported notice of default.

The Company believes that it has fully complied with all of the covenants under the Loan Agreement, and it believes each of the claims that an Event of Default has occurred are without merit and has provided notice of the same to the holder as attached to this Form 8-K as Exhibit 99.1. Nevertheless, in accordance with Instruction No. 3 to this Item, the Company is filing a Current Report on Form 8-K in respect of the Notice.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
99.1	Letter to TAR SITO LendCo LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: July 26, 2017	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

Exhibit Index

Exhibit Number
99.1	Letter to TAR SITO LendCo LLC

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